Exhibit 99.4

Northfield Bancorp, Inc.

Dear Customer of Northfield Bank:

We are pleased to announce that the Boards of Directors of Northfield Bank and Northfield Bancorp, Inc. and the Board of Trustees of Northfield Bancorp, MHC have voted unanimously in favor of a plan of conversion and reorganization whereby Northfield Bancorp, MHC will convert from the mutual holding company form to the full stock form of organization. As part of this plan, the shares of common stock owned by the existing stockholders of Northfield Bancorp, Inc. (other than Northfield Bancorp, MHC) will be exchanged for shares of common stock of a newly formed Delaware corporation also called Northfield Bancorp, Inc. We are converting to eliminate the uncertainties associated with the mutual holding company structure under financial reform legislation and to transition to a more familiar and flexible organizational structure that will better support our long-term growth.

The Proxy Card

As a depositor of Northfield Bank, you are a member of Northfield Bancorp, MHC. To accomplish the conversion and reorganization, your participation is extremely important. On behalf of the Board, I ask that you help us meet our goal by reading the enclosed material and then casting your vote in favor of the plan of conversion and reorganization. Please support us by returning your proxy by mail using the enclosed postage-paid envelope marked “PROXY RETURN.” You can also vote by telephone or by internet, as instructed on the proxy card. If you have more than one account, you may receive more than one proxy. Please vote by returning all proxy cards received.

If the plan of conversion and reorganization is approved, let me assure you that:

•	deposit accounts will continue to be federally insured to the maximum extent permitted by law;

•	existing deposit accounts and loans will not undergo any change; and

•	voting for approval will not obligate you to buy any shares of common stock.

The Stock Offering

As a qualifying account holder, you may take advantage of your nontransferable rights to subscribe for shares of Northfield Bancorp, Inc. common stock on a priority basis, before the stock is offered to the general public. The enclosed prospectus describes the stock offering of Northfield Bancorp, Inc. and our operations.

If you wish to subscribe for shares of common stock, please complete the enclosed stock order form and return it to Northfield Bancorp, Inc., together with your payment for the shares, by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” by hand delivery, or by overnight courier to the Northfield Bancorp, Inc. Stock Information Center located at Northfield Bank’s                  office,                 , NJ                 . Hand delivered stock order forms will only be accepted at this location. We will not accept stock order forms at our other branch offices. Your order must be physically received (not postmarked) by Northfield Bancorp, Inc. no later than 4:00 p.m., Eastern Time, on          day,                 , 2012. Please read the prospectus carefully before making an investment decision.

If you have any questions after reading the enclosed material, please call our Stock Information Center at (877)             -                , Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time. Please note that the Stock Information Center will be closed from 12:00 noon Wednesday, November 21st, through 12:00 noon Monday, November 26th, in observance of the Thanksgiving holiday.

Sincerely,

John W. Alexander

Chairman, President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Northfield Bank, Northfield Bancorp, MHC, Northfield Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Northfield Bancorp, Inc.

Dear Customer of Northfield Bank:

We are pleased to announce that the Boards of Directors of Northfield Bank and Northfield Bancorp, Inc. and the Board of Trustees of Northfield Bancorp, MHC have voted unanimously in favor of a plan of conversion and reorganization whereby Northfield Bancorp, MHC will convert from the mutual holding company form to the full stock form of organization. As part of this plan, the shares of common stock owned by the existing stockholders of Northfield Bancorp, Inc. (other than Northfield Bancorp, MHC) will be exchanged for shares of common stock of a newly formed Delaware corporation also called Northfield Bancorp, Inc. We are converting to eliminate the uncertainties associated with the mutual holding company structure under financial reform legislation and to transition to a more familiar and flexible organizational structure that will better support our long-term growth.

As a depositor of Northfield Bank, you are a member of Northfield Bancorp, MHC. To accomplish the conversion and reorganization, your participation is extremely important. On behalf of the Board, I ask that you help us meet our goal by reading the enclosed material and then casting your vote in favor of the plan of conversion and reorganization. Please support us by returning your proxy by mail using the enclosed postage-paid envelope marked “PROXY RETURN.” You can also vote by telephone or by internet, as instructed on the proxy card. If you have more than one account, you may receive more than one proxy. Please vote by returning all proxy cards received.

If the plan of conversion and reorganization is approved let me assure you that:

•	deposit accounts will continue to be federally insured to the maximum extent permitted by law; and

•	existing deposit accounts and loans will not undergo any change.

We regret that we are unable to offer you common stock in the subscription offering because the laws of your state or jurisdiction require us to register (1) the to-be-issued common stock of Northfield Bancorp, Inc. or (2) an agent of Northfield Bank to solicit the sale of such stock, and the number of eligible subscribers in your state or jurisdiction does not justify the expense of such registration.

If you have any questions after reading the enclosed material, please call our Stock Information Center at (877)             -                , Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time. Please note that the Stock Information Center will be closed from 12:00 noon Wednesday, November 21st, through 12:00 noon Monday, November 26th, in observance of the Thanksgiving holiday.

Sincerely,

John W. Alexander

Chairman, President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Northfield Bank, Northfield Bancorp, MHC, Northfield Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Northfield Bancorp, Inc.

Dear Friend of Northfield Bank:

We are pleased to announce that the Boards of Directors of Northfield Bank and Northfield Bancorp, Inc. and the Board of Trustees of Northfield Bancorp, MHC have voted unanimously in favor of a plan of conversion and reorganization whereby Northfield Bancorp, MHC will convert from the mutual holding company form to the full stock form of organization. As part of this plan, the shares of common stock owned by the existing stockholders of Northfield Bancorp, Inc. (other than Northfield Bancorp, MHC) will be exchanged for shares of common stock of a newly formed Delaware corporation also called Northfield Bancorp, Inc. We are converting to eliminate the uncertainties associated with the mutual holding company structure under financial reform legislation and to transition to a more familiar and flexible organizational structure that will better support our long-term growth.

As a former account holder, you may take advantage of your nontransferable right to subscribe for shares of Northfield Bancorp, Inc. common stock on a priority basis, before the stock is offered to the general public. The enclosed prospectus describes the stock offering of Northfield Bancorp, Inc. and our operations.

If you wish to subscribe for shares of common stock, please complete the enclosed stock order form and return it to Northfield Bancorp, Inc., together with your payment for the shares, by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” by hand delivery, or by overnight courier to the Northfield Bancorp, Inc. Stock Information Center located at Northfield Bank’s          office,                     , NJ             . Hand delivered stock order forms will only be accepted at this location. We will not accept stock order forms at our other branch offices. Your order must be physically received (not postmarked) by Northfield Bancorp, Inc. no later than 4:00 p.m., Eastern Time, on          day,                     , 2012. Please read the prospectus carefully before making an investment decision.

If you have any questions after reading the enclosed material, please call our Stock Information Center at (877)             -                , Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time. Please note that the Stock Information Center will be closed from 12:00 noon Wednesday, November 21st, through 12:00 noon Monday, November 26th, in observance of the Thanksgiving holiday.

Sincerely,

John W. Alexander

Chairman, President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Northfield Bank, Northfield Bancorp, MHC, Northfield Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Northfield Bancorp, Inc.

Dear Potential Investor:

We are pleased to provide you with the enclosed material in connection with the stock offering by Northfield Bancorp, Inc., a newly formed Delaware corporation.

This information packet includes the following:

PROSPECTUS: This document provides detailed information about the operations of Northfield Bank and Northfield Bancorp, Inc. and the proposed stock offering by the newly formed Northfield Bancorp, Inc. Please read it carefully before making an investment decision.

STOCK ORDER FORM: Use this form to subscribe for shares of common stock and return it to Northfield Bancorp, Inc., together with your payment for the shares, by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” by hand delivery, or by overnight courier to the Northfield Bancorp, Inc. Stock Information Center located at Northfield Bank’s                  office,                     , NJ                 . Hand delivered stock order forms will only be accepted at this location. We will not accept stock order forms at our other branch offices. Your order must be physically received (not postmarked) by Northfield Bancorp, Inc. no later than 4:00 p.m., Eastern Time, on          day,                 , 2012.

We are pleased to offer you this opportunity to become one of our stockholders. If you have any questions regarding the stock offering or the prospectus, please call our Stock Information Center at (877)             -                , Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time. Please note that the Stock Information Center will be closed from 12:00 noon Wednesday, November 21st, through 12:00 noon Monday, November 26th, in observance of the Thanksgiving holiday.

Sincerely,

John W. Alexander

Chairman, President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Northfield Bank, Northfield Bancorp, MHC, Northfield Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Sandler O’Neill & Partners, L.P.

Dear Prospective Investor:

At the request of Northfield Bank, Northfield Bancorp, Inc. and Northfield Bancorp, MHC, we have enclosed material regarding the offering of common stock of Northfield Bancorp, Inc. The material is offered in connection with the conversion and reorganization of Northfield Bancorp, MHC from the mutual holding company form to the full stock form of organization. These materials include a prospectus and a stock order form, which offer you the opportunity to subscribe for shares of common stock of Northfield Bancorp, Inc.

Please read the prospectus carefully before making an investment decision. If you decide to subscribe for shares, you must return the properly completed and signed stock order form, along with full payment for the shares to Northfield Bancorp, Inc. by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” by hand delivery, or by overnight courier to the Northfield Bancorp, Inc. Stock Information Center located at Northfield Bank’s                  office,                     , NJ                 . Hand delivered stock order forms will only be accepted at this location. We will not accept stock order forms at our other branch offices. Your order must be physically received (not postmarked) by Northfield Bancorp, Inc. no later than 4:00 p.m., Eastern Time, on          day,                     , 2012.

If you have any questions after reading the enclosed material, please call the Stock Information Center at (877)             -                , Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time, and ask for a Sandler O’Neill representative. Please note that the Stock Information Center will be closed from 12:00 noon Wednesday, November 21st, through 12:00 noon Monday, November 26th, in observance of the Thanksgiving holiday.

We have been asked to forward these documents to you in view of certain requirements of the securities laws of your jurisdiction. We should not be understood as recommending or soliciting in any way any action by you with regard to the enclosed material.

Sandler O’Neill & Partners, L.P.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Northfield Bank, Northfield Bancorp, MHC, Northfield Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

[Cover page]

Northfield Bank

Proxy Questions and Answers

Questions & Answers About Voting

We are pleased to announce that the Boards of Directors of Northfield Bank and Northfield Bancorp, Inc. and the Board of Trustees of Northfield Bancorp, MHC have voted unanimously in favor of a plan of conversion and reorganization whereby Northfield Bancorp, MHC will convert from the mutual holding company form to the full stock form of organization. The plan is subject to the affirmative vote of a majority of the total number of outstanding votes entitled to be cast by the members of Northfield Bancorp, MHC (depositors of Northfield Bank) at a special meeting of members. The plan must also be approved by Northfield Bancorp, Inc. stockholders by at least two-thirds of the outstanding shares of common stock of Northfield Bancorp, Inc., including at least a majority of the outstanding shares of common stock owned by stockholders other than Northfield Bancorp, MHC.

Your vote is very important. If you have more than one account, you may receive more than one proxy. Please vote today by returning all proxy cards received.

Your Board of Trustees urges you to vote “FOR” the conversion and reorganization and return your proxy today.

Q.	Why is Northfield Bank converting from the mutual holding company form to the full stock form of organization?

A.	We are converting to eliminate the uncertainties associated with the mutual holding company structure under financial reform legislation and to transition to a more familiar and flexible organizational structure that will better support our long-term growth.

Q.	What changes will occur as a result of the conversion and reorganization? Will there be changes at my local branch?

A.	No changes are planned in the way we operate our business. The Plan will have no effect on the staffing, products or services that we offer to our customers through our offices, except to enable us to add additional services in the future.

Q.	Will the conversion affect any of my deposit accounts or loans?

A.	No. The conversion will have no effect on the balance or terms of any deposit account. Your deposits will continue to be federally insured to the fullest extent permissible. The terms, including interest rates, of your loans with us will also be unaffected by the conversion.

Q.	Who is eligible to vote on the conversion?

A.	Depositors of Northfield Bank as of the close of business on , 2012 (the “Voting Record Date”) are eligible to vote at the special meeting of members.

Q.	Why did I receive several proxies?

A.	If you have more than one account, you may have received more than one proxy, depending upon the ownership structure of your accounts. Please vote, sign, date and return all proxy cards that you received.

Q.	Does my vote for the conversion mean that I must buy common stock of Northfield Bancorp, Inc.?

A.	No. Voting for the plan of conversion and reorganization does not obligate you to buy shares of common stock of Northfield Bancorp, Inc.

Q.	How do I vote my proxy?

A.	You can vote by one of the following ways:

•	By mailing your signed proxy card(s) in the postage-paid envelope marked “PROXY RETURN.”

•	By telephone or by internet as instructed on the proxy card.

Q.	Are two signatures required on the proxy card for a joint account?

A.	Only one signature is required on a proxy card for a joint account.

Q.	Who should sign proxies for trust or custodian accounts?

A.	The trustee or custodian must sign proxies for such accounts, not the beneficiary.

Q.	I am the executor (administrator) for a deceased depositor. Can I sign the proxy card?

A.	Yes. Please indicate on the card the capacity in which you are signing.

Additional Information

Q.	What if I have additional questions or require more information?

A.

Northfield Bancorp, MHC’s proxy statement and the prospectus that accompanies this brochure describe the conversion in detail. Please read the proxy statement and prospectus carefully before voting or subscribing for stock. If you have any questions after reading the enclosed material, you may call our Stock Information Center at (877) ___-____, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time. Additional material may only be obtained from the Stock Information Center. Please note that the Stock Information Center will be closed from 12:00 noon Wednesday, November 21st, through 12:00 noon Monday, November 26th, in observance of the Thanksgiving holiday.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Northfield Bank, Northfield Bancorp, MHC, Northfield Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

[Cover page]

Northfield Bancorp, Inc.

Stock Questions and Answers

Questions & Answers About the Stock Offering

We are pleased to announce that the Boards of Directors of Northfield Bank and Northfield Bancorp, Inc. and the Board of Trustees of Northfield Bancorp, MHC have voted unanimously in favor of a plan of conversion and reorganization whereby Northfield Bancorp, MHC will convert from the mutual holding company form to the full stock form of organization. The plan is subject to the affirmative vote of a majority of the total number of outstanding votes entitled to be cast by the members of Northfield Bancorp, MHC (depositors of Northfield Bank) at a special meeting of members. The plan must also be approved by Northfield Bancorp, Inc. stockholders by at least two-thirds of the outstanding shares of common stock of Northfield Bancorp, Inc., including at least a majority of the outstanding shares of common stock owned by the minority stockholders other than Northfield Bancorp, MHC.

Investment in common stock involves certain risks. For a discussion of these risks and other factors, investors are urged to read the accompanying prospectus.

Q.	Why is Northfield Bank converting from the mutual holding company form to the full stock form of organization?

A.	We are converting to eliminate the uncertainties associated with the mutual holding company structure under financial reform legislation and to transition to a more familiar and flexible organizational structure that will better support our long-term growth.

Q.	What changes will occur as a result of the conversion and reorganization? Will there be changes at my local branch?

A.	No changes are planned in the way we operate our business. The plan will have no effect on the staffing, products or services that we offer to our customers through our offices, except to enable us to add additional services in the future.

Q.	Will the conversion affect any of my deposit accounts or loans?

A.	No. The conversion will have no effect on the balance or terms of any deposit account. Your deposits will continue to be federally insured to the fullest extent permissible. The terms, including interest rates, of your loans with us will also be unaffected by the conversion.

Q.	Who can purchase stock?

A.	The common stock of Northfield Bancorp, Inc., a new Delaware corporation, will be offered in the subscription offering in the following order of priority:

1)	Eligible Account Holders—depositors of Northfield Bank or the former First State Bank or Flatbush Federal Savings & Loan Association with accounts totaling $50.00 or more at the close of business on March 31, 2011;

2)	Northfield Bank’s tax-qualified employee plans, including the employee stock ownership plan;

Northfield Bancorp, Inc.

3)	Supplemental Eligible Account Holders - depositors of Northfield Bank or the former Flatbush Federal Savings and Loan Association with accounts totaling $50 or more as of , 2012; and

4)	Other members - depositors of Northfield Bank with accounts as of , 2012.

Common stock that is not sold in the subscription offering, if any, will be offered to certain members of the general public in a community offering, with priority to natural persons residing in the counties in the metropolitan statistical areas in which Northfield Bank has offices, and then to Northfield Bancorp, Inc. stockholders as of                     , 2012. To the extent any shares remain, shares will be offered to the general public in a syndicated offering.

Q.	Am I guaranteed to receive shares by placing an order?

A.	No. It is possible that orders received during the offering period will exceed the number of shares being sold. Such an oversubscription would result in shares being allocated among subscribers starting with subscribers who are Eligible Account Holders. If the offering is oversubscribed in the subscription offering, no orders received in the community offering will be filled.

Q.	Will any account I hold with the Bank be converted into stock?

A.	No. All accounts remain as they were prior to the conversion.

Q.	How many shares of stock are being offered, and at what price?

A.	Northfield Bancorp, Inc. is offering for sale a maximum of 39,100,000 shares of common stock at a subscription price of $10 per share.

Q.	How much stock can I purchase?

A.	The minimum purchase is $250 (25 shares). As more fully discussed in the plan of conversion and in the prospectus, the maximum purchase by any person in the subscription or community offering is $3,000,000 (300,000 shares); in addition, no person by himself or herself or with an associate or group of persons acting in concert, may purchase more than $3,000,000 (300,000 shares) of common stock in the offering.

Q.	How do I order stock?

A.	If you decide to subscribe for shares, you must return the properly completed and signed stock order form, along with full payment for the shares, to Northfield Bancorp, Inc. by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” by hand delivery, or by overnight courier to the Northfield Bancorp, Inc. Stock Information Center located at Northfield Bank’s office, , NJ . Hand delivered stock order forms will only be accepted at this location. We will not accept stock order forms at our other branch offices. Your order must be physically received (not postmarked) by Northfield Bancorp, Inc. no later than 4:00 p.m., Eastern Time, on day, , 2012. Please read the prospectus carefully before making an investment decision.

Q.	How can I pay for my shares of stock?

A.	You can pay for the common stock by check, money order, or withdrawal from your deposit account or certificate of deposit at Northfield Bank. Checks and money orders must be made payable to Northfield Bancorp, Inc. Withdrawals from a deposit account or a certificate of deposit at Northfield Bank to buy shares of common stock may be made without penalty. Cash must be converted to a bank check or money order. Please do not send cash in the mail.

Q.	Can I use my Northfield Bank home equity line of credit to subscribe for shares of common stock?

A.	No. Northfield Bank cannot knowingly lend funds to anyone for them to subscribe for shares. This includes the use of funds available through a Northfield Bank home equity line of credit.

Q.	When is the deadline to subscribe for stock?

A.	An executed stock order form with the required full payment must be physically received (not postmarked) by Northfield Bancorp, Inc. no later than 4:00 p.m., Eastern Time on day, , 2012.

Q.	Can I subscribe for shares using funds in my IRA at Northfield Bank?

A.	No. Federal regulations do not permit the purchase of common stock with your existing IRA or other qualified plan at Northfield Bank. To use these funds to subscribe for common stock, you need to establish a “self directed” trust account with an unaffiliated trustee. The transfer of these funds takes time, so please make arrangements as soon as possible. However, if you intend to use other funds to subscribe for common stock due to your eligibility as an IRA account holder, you need not close and transfer the IRA account. Please call our Stock Information Center if you require additional information.

Q.	Can I subscribe for shares and add someone else who is not on my account to my stock registration?

A.	No. Federal regulations prohibit the transfer of subscription rights. Adding the names of other persons who are not owners of your qualifying account(s) will result in the loss of your subscription rights and could result in legal action against you.

Q.	Can I subscribe for shares in my name alone if I have a joint account?

A.	Yes.

Q.	Will payments for common stock earn interest until the conversion closes?

A.	Yes. Any payment made by check or money order will earn interest at 0. % from the date of receipt to the completion or termination of the conversion. Depositors who elect to pay for their common stock by a withdrawal authorization will receive interest at the contractual rate on the account until the completion or termination of the offering.

Q.	Will dividends be paid on the stock?

A.	After the conversion and reorganization, we intend to pay quarterly cash dividends of $0.06 per share. We also intend to seek regulatory approval to pay a one-time, special dividend of $ per share to all Northfield-Delaware stockholders. No assurances can be given as to whether or when such approval may be obtained.

Q.	Will my stock be covered by deposit insurance?

A.	No.

Q.	Where will the stock be traded?

A.	Upon completion of the conversion and reorganization, our shares of common stock are expected to trade on the Nasdaq Global Select Market under the symbol “NFBK.”

Q.	Can I change my mind after I place an order to subscribe for stock?

A.	No. After receipt, your order may not be modified or withdrawn.

Q.	What happens to the Northfield Bancorp, Inc. shares I currently own?

A.	The shares of common stock owned by the existing stockholders of Northfield Bancorp, Inc. (other than Northfield Bancorp, MHC) will be exchanged for shares of common stock of a newly formed Delaware corporation also called Northfield Bancorp, Inc., based on an exchange ratio. The actual number of shares you receive will depend upon the number of shares we sell in our offering.

Additional Information

Q.	What if I have additional questions or require more information?

A.

Northfield Bancorp, Inc.’s prospectus that accompanies this brochure describes the conversion in detail. Please read the prospectus carefully before subscribing for stock. If you have any questions after reading the enclosed material, you may call our Stock Information Center at (877)             -                , Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time. Additional material may only be obtained from the Stock Information Center. Please note that the Stock Information Center will be closed from 12:00 noon Wednesday, November 21st, through 12:00 noon Monday, November 26th, in observance of the Thanksgiving holiday.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Northfield Bank, Northfield Bancorp, MHC, Northfield Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Northfield Bancorp, Inc.

Dear Customer of Northfield Bank:

As a follow-up to our recent mailing, this is to remind you that your vote is very important.

We are pleased to announce that the Boards of Directors of Northfield Bank and Northfield Bancorp, Inc. and the Board of Trustees of Northfield Bancorp, MHC have voted unanimously in favor of a plan of conversion and reorganization whereby Northfield Bancorp, MHC will convert from the mutual holding company form to the full stock form of organization. As part of this plan, the shares of common stock owned by the existing stockholders of Northfield Bancorp, Inc. (other than Northfield Bancorp, MHC) will be exchanged for shares of common stock of a newly formed Delaware corporation also called Northfield Bancorp, Inc. We are converting to eliminate some of the uncertainties associated with financial regulatory reforms and to transition to a more familiar and flexible organizational structure that will better support our long-term growth.

As a depositor of Northfield Bank, you are a member of Northfield Bancorp, MHC. To accomplish the conversion and reorganization, your participation is extremely important. On behalf of the Board, I ask that you help us meet our goal by reading the enclosed material and then casting your vote in favor of the plan of conversion and reorganization. Please support us by returning your proxy by mail using the enclosed postage-paid envelope marked “PROXY RETURN.” You can also vote by telephone or by internet, as instructed on the proxy card. If you have more than one account, you may receive more than one proxy. Please vote by returning all proxy cards received.

If the plan of conversion and reorganization is approved, let me assure you that:

•	deposit accounts will continue to be federally insured to the maximum extent permitted by law;

•	existing deposit accounts and loans will not undergo any change; and

•	voting for approval will not obligate you to buy any shares of common stock.

If you have any questions after reading the enclosed material, please call our Stock Information Center at (877)             -                , Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time.

Sincerely,

John W. Alexander

Chairman, President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Northfield Bank, Northfield Bancorp, MHC, Northfield Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

PROXY REQUEST

Logo

WE NEED YOUR VOTE

Dear Member:

Your vote on our plan of conversion and reorganization has not yet been received. Your vote is very important to us. Please vote and mail the enclosed proxy today. If you have more than one account, you may receive more than one proxy. Please complete and mail all proxies you receive.

Remember: Voting does not obligate you to buy stock. Your Board of Trustees has approved the plan of conversion and reorganization and urges you to vote in favor of the conversion and reorganization. Your deposit accounts or loans with Northfield Bank will not be affected in any way. Deposit accounts will continue to be federally insured to the legal maximum.

Please vote by completing and mailing your signed proxy card in the enclosed postage-paid envelope. You can also vote by telephone or by internet, as instructed on the proxy card. If you have any questions, please call our Stock Information Center at (877)         -            , Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time.

Sincerely,

John W. Alexander

Chairman, President and Chief Executive Officer

NORTHFIELD BANCORP, MHC		REVOCABLE PROXY
☑ Please vote by marking one of the boxes as shown.	CONTROL #

1. Approval of the Plan of Conversion and Reorganization of Northfield Bancorp, MHC
FOR ☐ AGAINST ☐	The undersigned acknowledges receipt of a Notice of Special Meeting and attached proxy statement dated , 2012, prior to the execution of this proxy.
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	Signature	Date
Joint accounts require only one signature.
NOTE: PLEASE SIGN, DATE AND PROMPTLY RETURN ALL PROXY CARDS IN THE ENCLOSED POSTAGE-PAID PROXY RETURN ENVELOPE

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DETACH HERE

THE BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” APPROVAL OF THE PLAN OF CONVERSION AND REORGANIZATION

VOTE BY 1 OF 3 WAYS

Œ VOTE BY MAIL or è	 VOTE BY TELEPHONE or è	Ž VOTE BY INTERNET

DETACH THE ABOVE PROXY CARD	WITH THE UNIQUE CONTROL NUMBER INDICATED ABOVE FOR EACH PROXY CARD IN FRONT OF YOU:	WITH THE UNIQUE CONTROL NUMBER INDICATED ABOVE FOR EACH PROXY CARD IN FRONT OF YOU:
☑ VOTE, SIGN, DATE & RETURN THE CARD IN THE ENCLOSED PROXY RETURN ENVELOPE	CALL 1-800-xxx-xxxx	VISIT http://www.xxxx

YOU MAY RETURN ALL PROXY CARDS RECEIVED IN ONE ENVELOPE	IF YOU VOTE BY TELEPHONE OR THE INTERNET, YOU DO NOT NEED TO VOTE YOUR PROXY BY MAIL

VOTING “FOR” THE CONVERSION AND REORGANIZATION DOES NOT OBLIGATE YOU TO BUY STOCK AND

DOES NOT AFFECT THE TERMS OR INSURANCE ON YOUR ACCOUNTS

IF YOU HAVE MORE THAN ONE ACCOUNT, YOU MAY RECEIVE MORE THAN ONE PROXY

DEPENDING ON THE OWNERSHIP STRUCTURE OF YOUR ACCOUNTS.

PLEASE SUPPORT US BY VOTING “FOR” AND RETURNING ALL PROXY CARDS RECEIVED

NORTHFIELD BANCORP, MHC	REVOCABLE PROXY

SPECIAL MEETING OF MEMBERS

                 , 2012

The undersigned member of Northfield Bancorp, MHC (the “Mutual Holding Company”) hereby appoints the full Board of Trustees, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote such votes as the undersigned may be entitled to vote at the Special Meeting of Members of the Mutual Holding Company (the “Meeting”) to be held at 581 Main St., 8th Fl., Woodbridge, NJ, at     :00p.m., Eastern Time, on      day,                  , 2012, and at any and all adjournments thereof. They are entitled to cast all votes to which the undersigned is entitled as follows:

1.      The approval of a plan of conversion and reorganization (the “Plan”) whereby Northfield Bancorp, MHC and Northfield Bancorp, Inc. will convert and reorganize from the mutual holding company structure to the stock holding company structure, as described in more detail in the proxy statement;

and such other business as may properly come before the Meeting.

VOTING FOR APPROVAL OF THE PLAN WILL ALSO INCLUDE APPROVAL OF THE EXCHANGE RATIO, THE CERTIFICATE OF INCORPORATION AND BYLAWS OF THE NEW HOLDING COMPANY FOR NORTHFIELD BANK (INCLUDING THE ANTI-TAKEOVER LIMITATIONS AND STOCKHOLDER RIGHTS PROVISIONS) AND THE AMENDMENT TO NORTHFIELD BANK’S FEDERAL STOCK CHARTER. AS A RESULT OF THE CONVERSION, MEMBERS OF NORTHFIELD BANCORP, MHC WILL NO LONGER HAVE VOTING RIGHTS UNLESS THEY BECOME STOCKHOLDERS OF NORTHFIELD BANK’S NEW HOLDING COMPANY.

THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY, IF SIGNED, WILL BE VOTED FOR THE PROPOSAL STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THE ABOVE-NAMED PROXIES AT THE DIRECTION OF A MAJORITY OF THE BOARD OF TRUSTEES. AT THE PRESENT TIME, THE BOARD OF TRUSTEES KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

Votes will be cast in accordance with this proxy. Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of Northfield Bancorp, MHC at said Meeting of the Member’s decision to terminate this proxy, then the power of said attorney-in-fact or agents shall be deemed terminated and of no further force and effect.

PLEASE PROMPTLY COMPLETE, SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN IT IN THE ENCLOSED PROXY RETURN ENVELOPE.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” THE PROPOSAL. NOT VOTING IS THE EQUIVALENT OF VOTING “AGAINST” THE PROPOSAL. PLEASE VOTE ALL CARDS THAT YOU RECEIVE. NONE ARE DUPLICATES.

(Continued on reverse side)

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DETACH HERE

THE BOARD OF TRUSTEES RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE PLAN OF CONVERSION AND REORGANIZATION

VOTING “FOR” THE CONVERSION AND REORGANIZATION DOES NOT OBLIGATE YOU TO BUY STOCK AND

DOES NOT AFFECT THE TERMS OR INSURANCE ON YOUR ACCOUNTS

IF YOU HAVE MORE THAN ONE ACCOUNT, YOU MAY RECEIVE MORE THAN ONE PROXY

DEPENDING ON THE OWNERSHIP STRUCTURE OF YOUR ACCOUNTS

PLEASE SUPPORT US BY VOTING “FOR” AND RETURNING ALL PROXY CARDS RECEIVED

An Invitation

We cordially invite you to attend one of our community meetings to learn more about the opportunity to purchase newly issued shares from our proposed holding company, Northfield Bancorp, Inc.

❖       Members of senior management will discuss  Northfield Bank’s operations, past performance and  financial history.

❖       You will be able to meet one-on-one with  Northfield Bank officers to ask questions.

❖       There will be no sales pressure. You will receive  Northfield Bancorp, Inc. stock offering materials.  Then you decide if the stock purchase matches your  investment objectives.

Community meetings have been scheduled in                     . For meeting times and to make a reservation, or to receive a prospectus and a stock order form, please call our Stock Information Center at (877)         -             Monday through Friday, 10:00 a.m. to 4:00 p.m., Eastern Time. Please note that the Stock Information Center will be closed from 12:00 noon Wednesday, November 21st, through 12:00 noon Monday, November 26th, in observance of the Thanksgiving holiday.

Northfield Bancorp, Inc. (logo)

Proposed Holding Company for

Northfield Bank

Community Meetings

Day, Month

Location

Address

City, State Zip Code

❖

Day, Month

Location

Address

City, State Zip Code

Northfield Bancorp, Inc.

(logo)

Proposed Holding Company for

Northfield Bank

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Northfield Bank, Northfield Bancorp, MHC, Northfield Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Northfield Bank

LOGO

Please Support Us

Vote Your Proxy Card Today

If you have more than one account, you may have received more than one proxy depending upon the ownership structure of your accounts. Please vote, sign and return all proxy cards that you received.

Northfield Bank

                             , 2012

Dear                     :

The Boards of Directors of Northfield Bank and Northfield Bancorp, Inc. and the Board of Trustees of Northfield Bancorp, MHC have voted unanimously in favor of a plan of conversion and reorganization, whereby Northfield Bancorp, MHC will convert from the mutual holding company form to the full stock form of organization.

To learn more about the stock offering you are cordially invited to join members of our senior management team at a community meeting to be held at                  on              at          4:00   .  , Eastern Time.

A member of our staff will be calling to confirm your interest in attending the meeting.

If you would like additional information regarding the meeting or our conversion and reorganization, please call our Stock Information Center at (877)       -        , Monday through Friday between the hours of 10:00 a.m. to 4:00 p.m., Eastern Time.

Sincerely,

John W. Alexander

Chairman, President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Northfield Bank Northfield Bancorp, MHC, Northfield Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Northfield Bancorp, Inc.

                             , 2012

Dear Subscriber:

We hereby acknowledge receipt of your order for shares of Northfield Bancorp, Inc. common stock. If you are issued shares, the shares will be registered as indicated above.

At this time, we cannot confirm the number of shares of Northfield Bancorp, Inc. common stock that will be issued to you. Following completion of the stock offering, shares will be allocated in accordance with the plan of conversion and reorganization.

If you have any questions, please call our Stock Information Center at (877) ___-____, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time.

Northfield Bancorp, Inc.

Stock Information Center

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Northfield Bank, Northfield Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

Northfield Bancorp, Inc.

                                 , 2012

Dear Shareholder:

Our subscription offering has been completed and we are pleased to confirm your subscription for shares at a price of $10.00 per share. If your subscription was paid for by check, bank draft or money order, interest and any refund due to you will be mailed promptly.

The closing of the transaction occurred on                         , 2012; this is your stock purchase date. Trading will commence on the Nasdaq Global Select Market under the symbol “NFBK” on                         , 2012.

Thank you for your interest in Northfield Bancorp, Inc. Your stock certificate will be mailed to you shortly.

Northfield Bancorp, Inc.

Stock Information Center

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Northfield Bank, Northfield Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

Northfield Bancorp, Inc.

                                 , 2012

Dear Interested Investor:

We recently completed our subscription offering. Unfortunately, due to the excellent response from our Eligible Account Holders, stock was not available for our Supplemental Eligible Account Holders, Other Members or community friends. If your subscription was paid for by check, bank draft or money order, a refund of any balance due to you with interest will be mailed promptly.

We appreciate your interest in Northfield Bancorp, Inc. and hope you become an owner of our stock in the future. The stock is expected to trade on the Nasdaq Global Select Market under the symbol “NFBK” on                         , 2012.

Northfield Bancorp, Inc.

Stock Information Center

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Northfield Bank, Northfield Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

Northfield Bancorp, Inc.

                                 , 2012

Welcome Shareholder:

We are pleased to enclose your stock certificate representing your shares of common stock of Northfield Bancorp, Inc. Please examine your stock certificate to be certain that it is properly registered. If you have any questions about your certificate, you should contact the Transfer Agent immediately at the following address:

Registrar and Transfer Company

Attention: Investor Relations Department

10 Commerce Drive

Cranford, NJ 07016

1 (800) 368-5948

email: info@rtco.com

Please remember that your certificate is a negotiable security that should be stored in a secure place, such as a safe deposit box or on deposit with your stockbroker.

On behalf of the Board of Directors, officers and employees of Northfield Bancorp, Inc., I thank you for supporting our offering.

Sincerely,

John W. Alexander

Chairman, President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Northfield Bank, Northfield Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Northfield Bancorp, Inc.

                                 , 2012

Dear Interested Subscriber:

We regret to inform you that Northfield Bank, Northfield Bancorp, MHC, Northfield Bancorp, Inc. and new Northfield Bancorp, Inc., the holding company for Northfield Bank, did not accept your order for shares of Northfield Bancorp, Inc. common stock in its community offering. This action is in accordance with our plan of conversion and reorganization, which gives Northfield Bank, Northfield Bancorp, MHC, Northfield Bancorp, Inc. and new Northfield Bancorp, Inc. the absolute right to reject the order of any person, in whole or in part, in the community offering.

If your order was paid for by check, enclosed is your original check.

Northfield Bancorp, Inc.

Stock Information Center

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Northfield Bank, Northfield Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Sandler O’Neill & Partners, L.P.

                                 , 2012

To Our Friends:

We are enclosing material in connection with the stock offering by Northfield Bancorp, Inc., the proposed holding company for Northfield Bank.

Sandler O’Neill & Partners, L.P. is acting as financial and marketing advisor in connection with the subscription and community offering, which will conclude at 4:00 p.m., Eastern Time, on                     , 2012. In the event that all the stock is not sold in the subscription and community offering, Sandler O’Neill may form and manage a syndicated offering to sell the remaining stock.

Members of the general public are eligible to participate. If you have any questions about this transaction, please do not hesitate to call.

Sandler O’Neill & Partners, L.P.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Northfield Bank, Northfield Bancorp, MHC, Northfield Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Northfield Bancorp, Inc.

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An Invitation

To Attend a Community Meeting

Northfield Bancorp, Inc. is offering shares of its common stock in connection with the conversion of Northfield Bancorp, MHC into the full stock form of organization.

28,900,000 to 39,100,000 shares of Northfield Bancorp, Inc. are being offered at a price of $10.00 per share.

If you would like to learn more about our stock offering, or would like to attend a community meeting, we invite you to obtain a prospectus and offering material by calling our Stock Information Center at (877)         -            , Monday through Friday between the hours of 10:00 a.m. and 4:00 p.m. Eastern Time. Please note that the Stock Information Center will be closed from 12:00 noon Wednesday, November 21st, through 12:00 noon Monday, November 26th, in observance of the Thanksgiving holiday.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Northfield Bank, Northfield Bancorp, MHC, Northfield Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.